EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

•	Albin West Field Banner County, Nebraska
•	Albin Area and Tracy Prospect, Banner County, Nebraska and Laramie County, Wyoming
•	Vrtatko Area Prospect, Kimball County, Nebraska

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated effective as of April 1, 2010 at 7:00 a.m. Mountain Time (the “Effective Time”), is between EDWARD MIKE DAVIS, L.L.C., a Nevada limited liability company (“Seller”), and RECOVERY ENERGY, INC., a Nevada corporation, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202 (“Buyer”). Seller and Buyer are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

Recitals

A. Seller owns certain rights and interests in and to the Albin West Field (Egle and Palm Leases) located in Banner County, Nebraska, the Albin Area Prospect located in Banner County, Nebraska and in Laramie County, Wyoming (the “Assets” as defined below).

B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase and acquire from Seller, the Assets in accordance with the terms and conditions hereof.

Agreement

IN CONSIDERATION OF ONE HUNDRED DOLLARS ($100.00), the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. In accordance with the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, transfer and convey to Buyer the following (collectively, the “Assets”):

(a) The following described leasehold estates (“Interests”) created by the oil and gas leases (the “Leases) described in Exhibit A and B hereto, insofar as and only insofar as the Leases cover and relate to the land described in Exhibits A, B and C hereto (the “Land”), including:

(i)
an undivided one hundred percent (100.00%) working interest and eighty percent (80.00%) net revenue interest in, to and under the Egle and Palm (Albin West Field) Leases, insofar and only insofar as those leases cover the Land described as the Egle and Palm (Albin West Field) Leases and Lands in Exhibit A hereto;

(ii)
an one hundred percent (100.00%) working interest and a seventy-five percent (75.00%) net revenue interest in, to and under the Albin Area and Tracy Prospect Leases, insofar and only insofar as those leases cover the Land located in Banner County, Nebraska and Laramie County, Wyoming, described in Exhibit B hereto and;

(iii)
an one hundred percent (100.00%) working interest and an eighty percent (80.00%) net revenue interest in, to and under the Vrtatko Area Prospect Leases, insofar and only insofar as those leases cover the Land located in Kimball County, Nebraska, described in Exhibit C hereto.

(b) The undivided interests in and to the wells located upon the Land and described in Exhibit A hereto  (the “Wells”).

(c) The oil, gas, natural gas liquids, condensate and other hydrocarbons produced from the Land covered by the Leases, or attributable or allocable thereto, or to lands pooled or unitized therewith, attributable to the Interests from and after the Effective Time (the “Production”).

(d) The equipment, personal property, facilities, pipelines, improvements, fixtures, buildings and structures located upon the Land, and used in connection with the Leases, the Land or the Wells for the production, gathering, treatment, compression, transportation, processing, sale or disposal of hydrocarbons or water produced from the Land, or attributable thereto, including, without limitation, all the wells, well-bores, casing, tubing, gauges, valves, rods, flow lines, gear boxes, pumps, tanks, separators, gathering system, compressors, pipelines, fixtures, pits, buildings and improvements described in Exhibit A hereto and attributable to the Interests (collectively, the “Equipment”).

(e) The surface rights incident or appurtenant to the Leases, the Land and the Wells, and all easements, rights-of-way, permits, licenses, servitudes, surface use agreements or other similar interests affecting the Land, the Leases and the Wells and attributable to the Interests (collectively, the “Surface Rights”).

(f) The agreements, contracts, options, leases, licenses, permits and other documents related to the ownership or operation of the Leases, the Land, the Wells, the Production, the Equipment and the Surface Rights including, without limitation, all operating, unit, pooling, exploration, farm-out, participation, operating, unit, pooling, communitization, gathering, water disposal, processing, transportation and product purchase agreements, and options, permits, orders and decisions of state and federal regulatory authorities to the extent such documents are attributable to the Interests (collectively, the “Material Contracts”).

(g) Copies of Seller’s files and records related to the Leases, the Land and the Wells (the “Records”) including, without limitation, all of the following: (i) land, lease, title, contracts, rights of way, surveys, maps, plats, correspondence and other documents; (ii) division of interest and accounting records; (iii) severance, production and property tax records; and (iv) well, operations, engineering, environmental and maintenance records.

2. The working interest assigned by Seller to Buyer in the Egle and Palm (Albin West Field) Leases and Egle and Palm (Albin West Field) Wells shall be subject to a 20% royalty and overriding royalty (the “Royalty”) burden, so that after closing of the sale contemplated by this Agreement, Buyer shall own an undivided one hundred percent (100.00%) working interest and eighty percent (80.00%) net revenue interest in the Egle and Palm (Albin West Field) Leases and Egle and Palm (Albin West Field) Wells, located in Banner County, Nebraska.  The working interest assigned by Seller to Buyer in the Albin Area and Tracy Prospect Leases in Banner County, Nebraska and Laramie County, Wyoming shall be subject to a 25% royalty and overriding royalty (the “Royalty”) burden, so that after closing of the sale contemplated by this Agreement, Buyer shall own an one hundred percent (100.00%) working interest and seventy-five percent (75.00%) net revenue interest in the Albin Area and Tracy Prospect Leases in Banner County, Nebraska and Laramie County, Wyoming.  The working interest assigned by Seller to Buyer in the Vrtatko Area Prospect Leases in Kimball County, Nebraska shall be subject to a 20% royalty and overriding royalty (the “Royalty”) burden, so that after closing of the sale contemplated by this Agreement, Buyer shall own an one hundred percent (100.00%) working interest and eighty percent (80.00%) net revenue interest in the Vrtatko Area Prospect Leases in Kimball County, Nebraska.  If Seller owns less than 100% of the leasehold interest created by the Leases, or in the event the Leases cover less than the full fee mineral estate in the Land covered by the Leases, then the Royalty shall be reduced proportionately with respect to Seller’s interest in such Lease or the partial mineral interest covered by the Lease.

3. The purchase price for the Assets shall be Five Hundred Fifty Thousand (550,000) shares of restricted common stock of Buyer (the “Shares”), and Six Million Dollars ($6,000,000.00) (the “Cash”)(the Shares and the Cash shall be referred to, collectively, as the “Purchase Price”), as adjusted hereunder. The Shares shall be non-refundable and delivered to Seller    at the time this Agreement is executed by the Parties. The cash portion of the Purchase Price shall be paid by Buyer to Seller at Closing by bank wire to Seller’s account pursuant to the following wiring instructions:

Bank of America - Nevada;

Routing No.
Credit to the account of

4. Buyer shall (i) file a registration statement with the Securities and Exchange Commission with respect to the Shares (the “Registration”) as soon as possible after the execution of this Agreement, and (ii) thereafter diligently pursue the Registration to effectiveness. Buyer may include other equity securities of Buyer in the Registration as well, in Buyer’s discretion. In connection with the Registration, Seller shall execute such underwriting agreement and other documents as are customary under the circumstances and/or as are executed by all holders of stock included in the Registration. Buyer shall pay all underwriting commissions, filing fees, and other expenses of the Registration. As a consequence of the Registration, the Shares will become “free trading stock” with no restrictions of any kind.

5. Ownership of the Assets shall be transferred from Seller to Buyer at Closing, but effective as of the Effective Time. All costs and expenses attributable to the Assets incurred prior to the Effective Time shall be the responsibility and obligation of Seller, and Seller shall be entitled to all of the proceeds from the sale of production attributable to the Assets prior to the Effective Time. In addition, at the Closing, Buyer shall pay Seller for the value of all oil in the tanks and line fill at the Effective Time at the contract price which Seller is receiving from the purchaser of production from the Assets for the month in which the Closing occurs. The determination of the amount of oil in the tanks shall be done by gauging at the Effective Time which shall be jointly measured and observed by representatives of Seller and Buyer. All costs and expenses attributable to the Assets and incurred at or after the Effective Time shall be the responsibility and obligation of Buyer, and Buyer shall be entitled to all proceeds from the sale of production attributable to the Assets at or after the Effective Time. Buyer shall be responsible for and shall pay all of the operating expenses, direct charges and operator’s overhead attributable to the Assets from and after the Effective Time.

6. In the event that Buyer does not wire the Cash at Closing, then Seller shall retain the Shares issued to Seller pursuant to this Agreement.

7. Buyer shall commence the drilling of an initial test well to a depth of 100 feet into the Skull Creek formation in the N/2SE/4 of Section 17, Township 17 North, Range 58 West, Banner County, Nebraska within 6 months of the Effective Date of this Agreement ("Drilling Commitment 1") and either run production casing for an attempt to complete such well as a producer of oil or gas or plug and abandon the same as a dry hole.  Buyer shall commence the drilling of a second test well to a depth of 100 feet into the Skull Creek formation in Section 19, Township 17 North, Range 58 West, Banner County, Nebraska within 9 months of the Effective Date of this Agreement ("Drilling Commitment 2") and either run production casing for an attempt to complete such well as a producer of oil or gas or plug and abandon the same as a dry hole.  If Buyer fails to satisfy Drilling Commitment 1, the lands and leases in N/2SE/4 of Section 17, Township 17 North, Range 58 West, Banner County, Nebraska shall revert to Seller.  If Buyer fails to satisfy Drilling Commitment 2, the lands and leases in Section 19, Township 17 North, Range 58 West, Banner County, Nebraska shall revert to Seller.

8. Seller hereby represents and warrants to Buyer that the following representations and warranties shall be true and correct at and as of Closing:

(a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is authorized to do business in the State of Wyoming and the State of Nebraska.

(b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Seller’s articles of organization or organizational documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to Seller. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of Seller.

(c) This Agreement has been duly executed and delivered on behalf of Seller, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

(d) Seller hereby agrees to warrant and defend the title to the Assets against all liens, encumbrances and defects of title arising by, through, or under Seller, but not otherwise.  The Assets are free and clear of all mortgages, liens or other encumbrances.

(e) To Seller’s knowledge, all rentals and royalties under the Leases have been timely and fully paid.

(f) Seller has paid all ad valorem, property, production, severance, excise taxes and assessments attributable to the Leases, the Land and the Production.

(g) Seller has not received notice of any breach, default or violation under any of the Leases or the Material Contracts. No claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation has been served upon Seller or notice received by Seller or, to Seller’s knowledge, threatened with respect to any of the Assets.

(h) To Seller’s knowledge, there are no consents required to be obtained for, and no preferential rights to purchase exercisable in connection with, the assignment of the Assets by Seller to Buyer hereunder.

(i) To Seller’s knowledge, there are no outstanding authorities for expenditure or other commitments to make capital expenditures which are binding on the Assets, and which Seller reasonably anticipates will require expenditures in excess of Twenty-five Thousand Dollars ($25,000.00) per item.

(j) Seller’s interest in the Assets is not subject to any contract for the sale of the production attributable to periods after the Effective Time, other than contracts that may be terminated by thirty (30) days prior written notice. To Seller’s knowledge, Seller’s interest in the Assets is not subject to or burdened by any obligation under a sales, take-or-pay, gas balancing, marketing, hedging, forward sale or similar arrangement, to deliver the production attributable to such interest in the Assets without receiving payment at the time of or subsequent to delivery, or to deliver the Production in the future for which payment has already been received (e.g., a “forward” sale contract).

(k) The Records have been maintained in the ordinary course of Seller’s business, and Seller has not intentionally omitted any material information from the Records.

(l) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(m) There are no bankruptcy, reorganization or receivership proceedings pending, or, to Seller’s knowledge, threatened against Seller.

(n) Seller has not incurred any liability for brokers or finders fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(o) The Shares are being purchased for Seller’s own account, for investment purposes only, not for the account of any other person and not with a view to distribution, assignment or resale to others. Seller will not sell, hypothecate or otherwise transfer Seller’s Shares unless (i) the transfer is registered under the Securities Act of 1933, as amended (the “1933 Act”), and registered or qualified under applicable state securities laws, or (ii) Buyer has received a written opinion of counsel (which opinion and counsel are satisfactory to Buyer) that an exemption from the registration or qualification requirements of the 1933 Act and such state laws is available.

(p) Seller is familiar with and understands the current and proposed business activities of Buyer. Seller has been given the opportunity to obtain additional information from Buyer and to discuss the current and proposed business of Buyer with representatives of Buyer.   Buyer has made available to Seller all documents and information that Seller has requested relating to an investment in the Shares. Seller has reviewed and approved the financial statements and other filings of Buyer of public record. With respect to tax and other economic considerations involved in this investment, Seller is not relying on any advice or opinions from Buyer or any person acting on its behalf. Seller has carefully considered and has, to the extent Seller believes appropriate, discussed with its legal, tax, accounting and financial advisors the suitability of an investment in the Shares for his or her particular tax and financial situation, and has determined that the Shares for which Seller is subscribing are a suitable investment. Seller (i) has adequate means for providing for Seller’s current financial needs and contingencies; (ii) has no need for liquidity in this investment; (iii) can afford a complete loss of the funds invested in the Shares; and (iv) does not have an overall commitment to illiquid investments that is disproportionate to Seller’s net worth (and Seller’s investment in the Shares will not cause such overall commitment to become excessive).

(q) Seller understands that an investment in the Shares is speculative in nature and involves a substantial degree of risk, including risk of losing all or a portion of Seller’s investment. Seller understands that the return of Seller’s money, not just the return on Seller’s money, is not assured. Seller, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that Seller is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Shares.

(r) Seller was not offered or sold the Shares, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (ii) to the knowledge of Seller, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

(s) Seller understands that Buyer’s determination that the exemption from the registration provisions of the 1933 Act based upon non-public offerings applicable to the offer and sale of the Shares, is based, in part, upon the representations, warranties, and agreements made by Seller herein. Seller consents to the disclosure of any such information, and any other information furnished to Buyer or related to this transaction, to any governmental authority, self-regulatory organization, or, to the extent required by law, to any other person.

(t) Seller is an “accredited investor,” as that term is defined in SEC Rule 501.

(u) Pending Registration, the certificate evidencing the Shares will reflect a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS THE TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED FOR SALE UNDER APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

9. Buyer hereby represents and warrants to Seller that the following representations and warranties shall be true and correct at and as of Closing:

(a) Buyer is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is authorized to do business in the State of Wyoming and the State of Nebraska.

(b) Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Buyer’s articles of organization or organizational documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to Buyer. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of Buyer.

(c) This Agreement has been duly executed and delivered on behalf of Buyer, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered.  This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

(d) There are no bankruptcy, reorganization or receivership proceedings pending, or, to Buyer’s knowledge, threatened against Buyer.

(e) Buyer has not incurred any liability for brokers or finders fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

10. The purchase and sale of the Assets pursuant to this Agreement (the “Closing”) shall occur at on or before March 25, 2010, by fax or electronically, or such other date as Buyer and Seller may mutually agree in writing, electronically. At the Closing, the following shall occur:

(a) Seller shall execute, acknowledge and deliver to Buyer (in sufficient counterparts to facilitate recording) an assignment, conveyance and bill of sale (the “Assignment”) covering the Assets, substantially in the form of Exhibit D hereto, with sufficient counterparts for filing in the appropriate governmental offices.

(b) Buyer shall deliver to Seller the Shares.

(c) On or before March 25, 2010, Buyer shall pay Seller the Cash by wire transfer to Seller’s account in accordance with the terms and conditions hereof.

(d) Buyer and Seller shall execute, acknowledge and deliver transfer orders or letters in lieu of transfer orders directing all purchasers of production to make payment of proceeds attributable to production from the Assets to Buyer after the Effective Time.

(e) Buyer shall transfer operations of the Assets to Buyer, or Buyer’s contract operator.

(f) Seller shall deliver to Buyer copies of the Records.

11.
Assignor hereby agrees to warrant and defend the title to the Assets against all liens, encumbrances and defects of title arising by, through, or under Assignor, but not otherwise.  The Assets are free and clear of all mortgages, liens or other encumbrances.   EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE ASSIGNMENT, THIS AGREEMENT IS MADE WITHOUT ANY OTHER WARRANTIES OR COVENANTS, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND SELLER DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER. BUYER HEREBY AGREES THAT IT HAS INSPECTED OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSETS, INCLUDING THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE ASSIGNMENT, BUYER ACCEPTS THE SAME “AS IS, WHERE IS” AND “WITH ALL FAULTS.”

12. All production, severance, excise, ad valorem, property, and other taxes (other than income taxes) relating to ownership or production of oil, gas and condensate attributable to the Assets prior to the Effective Time shall be paid by Seller, and all such taxes relating to such production on or after the Effective Time shall be paid by Buyer. Buyer shall be responsible for any and all state and local taxes or fees imposed on the transfer of the Assets.

13. Seller and Buyer shall use their commercially reasonable efforts in good faith to obtain all of the consents or waivers of preferential rights, if any, that are required to be obtained with respect to the transfer of the Assets to Buyer.

14. All exhibits attached to this Agreement are hereby incorporated by reference herein and made a part hereof for all purposes as if set forth in their entirety herein. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties. All other drafts whether written or oral of this Agreement are rescinded and this Agreement supersedes any prior draft of this Agreement whether written or oral, including all previous letters or emails rescinding or cancelling the selling and buying of the Assets.

15. The rights of Seller and Buyer may be assigned and the provisions of this Agreement shall extend to their successors and assigns, provided, however, no assignment shall relieve successors or assigns of its obligations under this Agreement.

16. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado. In the event of any dispute arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover from the other Party court costs and reasonable attorneys’ fees.

17. Any notice required or permitted by this Agreement shall be given in writing by personal service, overnight delivery service, e-mail, facsimile or by certified mail, return receipt requested, postage prepaid, as follows:

If to Seller: Edward Mike Davis, LLC Attention: Edward Mike Davis Fax: E-Mail:
If to Buyer: Recovery Energy, Inc. 1515 Wynkoop, Suite 200 Denver, Colorado 80202 Attention: Jeffrey Beunier, President Fax: (888) 887-4449 E-Mail: jbeunier@recoveryenergyco.com	With a copy to: Jeff Knetsch Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 80202 Fax: (303) 223-1111 E-Mail: jknetsch@bhfs.com

(or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party.

18. The Parties agree to execute, acknowledge and deliver such additional instruments, agreements or other documents, and take such other action as may be necessary or advisable to consummate the transactions contemplated by this Agreement. The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly and agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

19. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement. Facsimiles and electronic copies of this Agreement shall be effective as originals.

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement on the dates below the signatures hereto, to be effective for all purposes as of the Effective Time.

SELLER: Edward Mike Davis, L.L.C. By: /s/ Edward Mike Davis Edward Mike Davis, Manager Date: March 19 , 2010	BUYER: Recovery Energy, Inc. By: /s/ Jeffrey Beunier Jeffrey Beunier, President Date: March 19 , 2010

EXHIBIT A
Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2010
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

EGLE and PALM (ALBIN WEST FIELD) LEASES and LANDS:

Township 17 North, Range 58 West, Banner County, Nebraska
Section 17:  E/2SW/4 and SE/4
Section 20:  ALL
Section 21:  ALL

EGLE and PALM (ALBIN WEST FIELD) WELLS

Well Name:
Located:
API:           Working Interest:  100.00%            Net Revenue Interest: 80.00%
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

EXHIBIT B
Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2010
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

ALBIN AREA and TRACY PROSPECT LANDS AND LEASES

Township 17 North, Range 58 West, Banner County, Nebraska
Section 18:  Lots 3, 4, E/2SE
Section 19:  ALL

Township 17 North, Range 60 West, Laramie County, Wyoming
Section   3:  ALL
Section   4:  N/2NE/4, W/2, S/2SE/4
Section   9:  All
Section 10:  S/2
Section 11:  All
Section 14:  All
Section 15:  E/2
Section 15:  NW/4
Section 22:  NE/4
Section 23:  N/2

Township 18 North, Range 60 West, Laramie County, Wyoming
Section 28:  W/2NE/4, E/2W/2, SW/4NW/4, W/2SW/4, SE/4
Section 29:  All East of Railroad ROW
Section 32:  N/2NE East of Railroad ROW

Township 14 North, Range 60 West, Laramie County, Wyoming
Section   4:  ALL
Section   5:  E/2SW/4
Section   8:  All
Section 17:  W/2
Section 18:  NE/4, SE/4, E/2SW/4
Section 19:  E/2, SW/4

EXHIBIT C
Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2010
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

VRTATKO AREA PROSPECT LANDS AND LEASES

Township 14 North, Range 54 West, 6th P.M.
Section 29:  W/2, W/2SE/4
Section 30:  ALL
Section 31:  ALL
Section 32:  ALL
Section 33:  ALL

Township 13 North, Range 54 West, 6th P.M.
Section  5:  N/2, SW/4
Section  6:  ALL
Section  7:  ALL
Section 17: SE/4
Section 22: ALL

Township 13 North, Range 55 West, 6th P.M.
Section  1:  ALL
Section 11: ALL
Section 12: ALL

Township 15 North, Range 55 West, 6th P.M.
Section 29:  A 3.627 acre tract in SW/4NW/4
Section 32:  A tract in the S/2

EXHIBIT D
Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2010
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

When Recorded Return To:
Recovery Energy, Inc.
1515 Wynkoop St., # 200
Denver, Colorado 80202
Attn:  Jeffrey Beunier, President

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

THIS ASSIGNMENT, CONVEYANCE AND BILL OF SALE (this “Assignment”), dated effective as of December 1, 2009 at 7:00 a.m. Mountain Time (the “Effective Time”), is from EDWARD MIKE DAVIS, L.L.C., a Nevada limited liability company (“Assignor”), 200 Rancho Circle, Las Vegas, Nevada 89107, to RECOVERY ENERGY, INC., a Nevada corporation (“Assignee”), 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202. Assignor and Assignee are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

FOR TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and conveys unto Assignee the following (collectively, the “Assets”):

(a) ________________________________working interest and being a ____________________________ net revenue interest in and to the leasehold estates created by the oil and gas leases (the “Leases) described in Exhibit A hereto, insofar as and only insofar as the Leases cover and relate to the land (the “Land”) described in Exhibit A hereto.

(b) The wells (the “Wells”) located upon the Land described in Exhibit A hereto.

(c) The production of oil, gas, natural gas liquids, condensate and other hydrocarbons produced from the Land covered by the Leases (the “Production”), or attributable or allocable thereto, or to lands pooled or unitized therewith, from and after the Effective Time.

(d) The equipment, personal property, facilities, pipelines, improvements, fixtures, buildings and structures located upon the Land, or used in connection with the Leases, the Land or the Wells for the production, gathering, treatment, compression, transportation, processing, sale or disposal of hydrocarbons or water produced from the Land, or attributable thereto (collectively, the “Equipment”), including, without limitation, all the wells, well-bores, casing, tubing, gauges, valves, rods, flow lines, gear boxes, pumps, tanks, separators, gathering system, compressors, pipelines, fixtures, pits, buildings and improvements described in Exhibit A-3 hereto.

(e) The surface rights incident or appurtenant to the Leases, the Land and the Wells, and all easements, rights-of-way, permits, licenses, servitudes, surface use agreements or other similar interests affecting the Land, the Leases and the Wells (collectively, the “Surface Rights”).

(f) The agreements, contracts, options, leases, licenses, permits and other documents (collectively, the “Material Contracts”) related to the ownership or operation of the Leases, the Land, the Wells, the Production, the Equipment and the Surface Rights including, without limitation, all operating, unit, pooling, exploration, farm-out, participation, operating, unit, pooling, communitization, gathering, water disposal, processing, transportation and product purchase agreements, and options, permits, orders and decisions of state and federal regulatory authorities.

(g) Copies of Assignor’s files and records related to the Leases, the Land and the Wells (the “Records”) including, without limitation, all of the following: (i) land, lease, title, contracts, rights of way, surveys, maps, plats, correspondence and other documents; (ii) division of interest and accounting records; (iii) severance, production and property tax records; and (iv) well, operations, engineering, environmental and maintenance records.

The working interest assigned by Assignor to Assignee hereunder shall be subject to a __________________% royalty and overriding royalty (the “Royalty”) burden, so that Assignee shall own an _______________________________________ working interest and being a _______________________________ net revenue interest. If Assignor owns less than 100% of the leasehold interest under the Leases, or in the event the Leases cover less than the full mineral estate in the lands covered by the Leases, then the interest assigned and the Royalty shall be reduced proportionately with respect to Assignor’s interest in such Lease or the partial mineral interest covered by the Lease.

Assignor hereby agrees to warrant and defend the title to the Assets against all liens, encumbrances and defects of title arising by, through, or under Assignor, but not otherwise.  The Assets are free and clear of all mortgages, liens or other encumbrances. EXCEPT AS EXPRESSLY STATED IN THIS ASSIGNMENT, THIS ASSIGNMENT IS MADE WITHOUT ANY OTHER WARRANTIES OR COVENANTS, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THS ASSIGNMENT IS “AS IS, WHERE IS” AND “WITH ALL FAULTS.”

TO HAVE AND TO HOLD the Assets, unto Assignee, and Assignee’s successors and assigns, forever.

All exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes, as if set forth in full herein. References in such exhibits to instruments on file in the public records are hereby incorporated by reference herein for all purposes. This Assignment shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. The references in this Assignment or in the exhibits hereto to liens, encumbrances, agreements and other burdens shall not be deemed to recognize or create any rights in third parties. Assignor and Assignee hereby agree to take all action, and execute, acknowledge and deliver all such instruments as are necessary or advisable to effectuate the purposes of this Assignment.

This Assignment may be executed in one or more counterparts, and each counterpart hereof shall be an original instrument, but all such counterparts shall constitute but one assignment.

EXECUTED on the dates below the signatures hereto, to be effective for all purposes as of the Effective Time.

ASSIGNOR: Edward Mike Davis, L.L.C. By:_____________________________ Edward Mike Davis, Manager Date: ________________	ASSIGNEE: Recovery Energy, Inc. By: ______________________________ Jeffrey Beunier, President Date: ____________

Acknowledgments

STATE OF NEVADA                               §
                                                     §           ss.
COUNTY OF CLARK                               §

The foregoing instrument acknowledged before me this ___ day of March, 2010, by Edward Mike Davis, as Manager of Edward Mike Davis, L.L.C., a Nevada limited liability company, on behalf of said company.

My commission expires:
____________________
_______________________________________
(Notary Seal)                                                                         Name:  Kevin Trujillo
Notary Public in and for State of Nevada

STATE OF COLORADO                          §
                                                      §           ss.
CITY AND COUNTY OF DENVER         §

The foregoing instrument was acknowledged before me this ___ day of March, 2010, by Jeffrey Beunier, President of Recovery Energy, Inc., a Nevada corporation, on behalf of said corporation.

My commission expires:
____________________
________________________________
Signature
(Notary Seal)                                                                        ________________________________
Name (Printed, Typed or Stamped)
Notary Public in and for
State of Colorado

EXHIBIT A
Attached to and made a part of that certain Assignment, Conveyance and
Bill of sale dated effective April 1, 2010
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

 LEASES and LANDS:

WELLS